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                  [Letterhead of PricewaterhouseCoopers LLP]

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dominion Resources, Inc. of our report dated January 26, 2000, relating to the consolidated financial statements of Consolidated Natural Gas Company, which appears in the Current Report on Form 8-K filed on January 27, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
February 20, 2001